                                                                    EXHIBIT 10.8

March 10, 1998


Culligan Water Technologies, Inc.
One Culligan Parkway
Northbrook, IL 60063

Attention:   Michael E. Salvati
             Vice President, Finance and
             Chief Financial Officer

Ladies and Gentlemen:

     Credit Lyonnais, Chicago Branch (the "Lender") is pleased to establish a line of credit in favor of Culligan Water Technologies, Inc. (the "Borrower") in the amount of $50,000,000.00, which shall continue from March 10, 1998 through March 1, 1999 (the "Maturity Date") unless the line of credit is terminated on an earlier date as set forth below.

     (a) Loans under this line of credit will be evidenced and governed by the Lender's standard form of master note (the "Note"), a copy of which is attached hereto, and will bear interest, at the Borrower's option, at:

          (i) a rate equal to the Lender's corporate base rate of interest announced by the Lender from time to time, changing when and as the corporate base rate changes, with interest payable on the last day of each month, on the Maturity Date, and on demand thereafter; or

          (ii) subject to availability and for a maturity to be agreed upon, at a fixed rate equal to the sum of 0.75% per annum plus the Eurodollar rate, where the Eurodollar rate is the rate at which deposits in U.S. dollars in the amount and for a maturity corresponding to that of the loan are offered by the Lender in the offshore interbank market at approximately 10 a.m. (Chicago time) two business days prior to the date on which such loan is made, adjusted for maximum statutory reserve requirements.

     (b) No interest period for or maturity of a loan hereunder shall extend beyond the Maturity Date. Interest and fees will be computed on the basis of actual days elapsed on a 360-day year basis. During the continuance of a Default (defined below) the Lender may, at its option, by notice to the Borrower, declare that loans may only be made as, converted into or continued as loans bearing interest at the corporate base rate of interest. During the continuance of a Default the Lender may, at its option, by notice to the Borrower, declare that (i) each loan bearing interest at a rate other than the corporate base rate shall bear interest for the remainder of the applicable interest period at the rate otherwise applicable to such interest period plus 2% per annum and (ii) each loan bearing interest at the corporate base rate shall bear interest at a rate per annum equal to the corporate base rate plus 2% per annum.

     (c) The Borrower will use the proceeds of the loans hereunder to make acquisitions permitted under the Agreement (as defined below) and general corporate purposes or the repayment or refinancing of indebtedness incurred in connection therewith.

     (d) The Borrower will perform, comply with and observe for the Lender's benefit the agreements set forth in Articles VI, VII, VIII and IX of the Credit Agreement dated as of April 30, 1997 by and among the Borrower, various Subsidiaries of the Borrower, the lenders party thereto and Bank of America Illinois, as administrative agent for such lenders (as amended to the date hereof, the "Agreement"). For purposes hereof, the provisions of the Agreement, together with related definitions and ancillary provisions, are hereby incorporated herein by reference, mutatis mutandis, and shall be deemed to continue in effect for the Lender's benefit as in effect on the date hereof, whether or not the Agreement remains in effect or is amended, waived or otherwise modified by the parties thereto.

     (e) The Borrower may not borrow under this line of credit unless, after giving effect to the proposed borrowing, the following statements are true and correct on the date of borrowing: (i) there exists no Default (as defined below) or event which, with giving of notice, or lapse of time, or both, would be a Default and (ii) the representations and warranties set forth in Article VI of the Agreement are true and correct. Any request by the Borrower for a borrowing hereunder shall be deemed to be a representation and warranty by the Borrower that the statements set forth in the previous sentence are true and correct in all material respects.

     (f) Concurrently herewith, the Borrower is entering into letter agreements of even date herewith (collectively, together with this letter, the "Line Letters") with The First National Bank of Chicago, Bank of America Illinois and Harris Trust and Savings Bank (collectively, together with the Lender, the "Banks"), pursuant to which each of them is establishing a line of credit in favor of the Borrower in the amount of $50,000,000. The Borrower hereby agrees that (i) all borrowings by it under the Line Letters shall be pro rata, in proportion to the respective lines of credit established by the Banks thereunder and (ii) all payments or prepayments on account of principal, interest or fees under the Line Letters or the related promissory notes shall be made by it pro rata, in proportion to the principal amount of the Banks' loans then outstanding under the Line Letter.

     (g) All outstanding loans and accrued and unpaid interest, at the option of the Lender, may be declared immediately due and payable without notice if there exists any Default hereunder. "Default" means (i) any failure by the Borrower to pay principal when due or interest, fees, or other obligations within 5 days of when due under this letter, the Note, or any other agreement or arrangement with the Lender, (ii) the existence of any default under the Note or the Guaranty (as defined below), or any violation or failure to comply with any provision of the Note or the Guaranty, or lack of enforceability of the Guaranty or (iii) the existence of any Event of

Default under and as defined in the Agreement.

     (h) The full amount of this line of credit will be fully guaranteed by that certain guaranty dated March 10, 1998 (the "Guaranty") executed by each of the Guarantors (identified on Schedule 6.16 of the Agreement).

     (i) The Lender may make assignments and sell participations in this line of credit, the Note and the loans made hereunder, and may disclose information pertaining to the Borrower to prospective assignees and participants. Any assignment will release the Lender of its funding obligation with respect to the amount assigned and may be made only with the Borrower's consent (which consent will not unreasonably be withheld). The Borrower agrees that if it fails to pay any loan when due, any purchaser of a participation interest in such loan shall be entitled to seek enforcement of this note if the purchaser is permitted to do so pursuant to the terms of the participation agreement between the Lender and such purchaser.

     (j) This line of credit shall be effective as of the date of this letter when the Borrower has signed and returned to the Lender a copy of this letter and has provided the Lender with executed originals of the Note, the Guaranty, the fee letter supplied by the Lender (and any fees identified therein as due), resolutions, incumbency certificates, and an opinion of counsel in form and substance satisfactory to the Lender.

     (k) THIS LETTER AND THE NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS LETTER, THE LINE OF CREDIT ESTABLISHED PURSUANT HERETO, THE NOTE, AND ANY TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BOTH PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN THE EVENT THIS LETTER OR THE NOTE BECOMES THE SUBJECT OF A DISPUTE.

     If this letter reflects the Borrower's understanding, please cause it to be executed and returned to my attention, together with the other items referred to in paragraph (j).

                                 Very truly yours,

                                 Credit Lyonnais, Chicago Branch

                                 By:
                                 Title:

Accepted and agreed:

CULLIGAN WATER TECHNOLOGIES, INC.

By:
Title: Vice President, Finance
Date:

                                   MASTER NOTE

Chicago, Illinois

$50,000,000.00                                       Date: March 10, 1998

     FOR VALUE RECEIVED, CULLIGAN WATER TECHNOLOGIES, INC. (the "Borrower") promises to pay to the order of CREDIT LYONNAIS, CHICAGO BRANCH (the "Lender"), in lawful money of the United States at the office of the Lender at 227 West Monroe Street, Chicago, Illinois, or as the Lender may otherwise direct, the lesser of U.S. Dollars fifty million ($50,000,000.00) or the aggregate outstanding unpaid principal amount of loans advanced hereunder, together with interest as provided below. All principal amounts outstanding under this Note, together with any unpaid interest, shall be due and payable on the Maturity Date.

     The Borrower and the Lender may agree to a fixed interest rate and a specific maturity for a loan (a "fixed rate loan") at the time of borrowing. Interest on each fixed rate loan shall be payable upon the maturity of such fixed rate loan and, in the case of a fixed rate loan with an original maturity in excess of three months, interest shall also be payable on the last day of each three-month interval while such fixed rate loan is outstanding.

     Any fixed rate loan not paid at maturity and any other loan as to which a fixed rate is not agreed shall bear interest at a rate equal to the sum of the corporate base rate of interest announced by the Lender from time to time, changing when and as the corporate base rate changes. Interest on all loans bearing interest at a rate related to the corporate base rate shall be payable on the last day of each quarter, on the maturity date of this Note (whether due to acceleration or otherwise) and on demand thereafter.

     Any person authorized to borrow on behalf of the Borrower (an "authorized person") may request a loan hereunder by telephone or telex. The Borrower agrees that, in implementing this arrangement, the Lender is authorized to honor requests which it believes, in good faith, to emanate from an authorized person acting pursuant to this note, whether in fact that be the case or not. If the Lender requests a written confirmation, the Borrower will confirm the terms of each loan so requested by mailing a confirmation letter to the Lender signed by any authorized person. If the Lender elects to confirm the terms of a loan to the Borrower, the Borrower will notify the Lender in writing within 10 days after the Borrower's receipt of such confirmation if it believes such confirmation to be inaccurate, and the Borrower hereby waives any right to contest the accuracy of such confirmation after such 10-day period.

     The Borrower hereby authorizes the Lender to record loans, maturities, repayments, interest rates and payment dates on the schedule attached to this note or otherwise in accordance with the Lender's usual practice. The obligation of the Borrower to repay each loan made hereunder shall be absolute and unconditional notwithstanding any failure of the Lender to enter such amounts of such schedule or to receive written confirmation of the transaction from the

Borrower and, in the event of disagreement as to the terms of a transaction, the Lender's records shall govern, absent manifest error. The Borrower hereby authorizes the Lender to deposit the proceeds of loans to, and to charge payments of principal and interest against, the Borrower's deposit account with the Lender.

     Each payment of principal or interest hereunder shall be made in immediately available funds. If any payment shall become due and payable on a Saturday, Sunday or legal holiday under the laws of Illinois, such payment shall be made on the next succeeding business day in Illinois and any such extended time of the payment of principal or interest shall be included in computing interest at the rate this note bears in connection with such payment. All interest hereunder shall be computed for the actual number of days elapsed on a 360-day year basis.

     If any change in any law, rule, regulation or directive (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) imposes any condition the result of which is to increase the cost to the Lender of making, funding or maintaining any fixed rate loan hereunder or reduces any amount receivable by the Lender hereunder in connection with a fixed rate loan, the Borrower shall pay the Lender the amount of such increased expense incurred or the reduction in any amount received which the Lender determines is attributable to making, funding and maintaining the fixed rate loans hereunder. A fixed rate loan may not be prepaid prior to the agreed maturity of the loan without the written consent of the Lender. If, for any reason, any payment of a fixed rate loan occurs prior to maturity of that loan, the Borrower will indemnify the Lender for any loss or cost resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the fixed rate loan. Loans bearing interest at a rate related to the corporate base rate may be prepaid by the Borrower, without premium or penalty.

     The Borrower expressly waives any presentment, demand, protest or notice in connection with this note now, or hereafter, required by applicable law and agrees to pay all costs and expenses of collection. This note shall be governed by the internal law (and not the law of conflicts) of the State of Illinois, giving effect, however, to federal laws applicable to national Lenders.

     This Note is issued pursuant to, and is entitled to the benefits of, the Line of Credit Letter, dated as of March 10, 1998 (the "Letter") addressed by the Lender to the Borrower to which Letter, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including (i) the terms and conditions under which the maturity date hereof may be accelerated and (ii) a reference to the Guaranty which supports this Note. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Letter.

                                 CULLIGAN WATER TECHNOLOGIES, INC.

                                 By:

                                 Title: Vice President, Finance

                                   SCHEDULE

                      to be attached and become a part of
                     the Master Note dated March 10, 1998
                 executed by Culligan Water Technologies, Inc.
                                and payable to
                        Credit Lyonnais, Chicago Branch

                                                                  Unpaid      Initials
                                       Amount of                 Principal    of Person
 Date of     Amount of                 Interest     Principal     Balance      Making
Transaction    Loan       Maturity       Rate        Payment      of Note     Notation


                              SUBSIDIARY GUARANTY

          THIS SUBSIDIARY GUARANTY (this "Guaranty") is made as of March 10, 1998, by the entities listed on Schedule "1" attached hereto (collectively, the "Subsidiary Guarantors") in favor of the Lender under the Line of Credit referred to below;

                                  WITNESSETH:

          WHEREAS, CULLIGAN WATER TECHNOLOGIES, INC., a Delaware corporation (the "Principal") and Credit Lyonnais, Chicago Branch (together with its successors and assigns, the "Lender") have entered into a certain letter agreement dated as of even date herewith evidencing a line of credit (as same may be amended or modified from time to time, the "Line of Credit"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lender to the Principal;

          WHEREAS, it is a condition precedent to the Lender's executing the Line of Credit that each of the Subsidiary Guarantors execute and deliver this Guaranty whereby each of the Subsidiary Guarantors shall guarantee the payment when due, subject to Section 9 hereof, of all principal, interest and other amounts that shall be at any time payable by the Principal under the Line of Credit, the Notes and any other documents executed in connection therewith (the "Loan Documents"); and

          WHEREAS, in consideration of the financial and other support that the Principal has provided, and such financial and other support as the Principal may in the future provide, to the Subsidiary Guarantors, and in order to induce the Lender to enter into the Line of Credit, each of the Subsidiary Guarantors is willing to guarantee the obligations of the Principal under the Line of Credit, the Notes, and the other Loan Documents;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION l. Definitions. Terms defined in the Line of Credit and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

          SECTION 2.01 Representations and Warranties. Each of the Subsidiary Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each borrowing date under the Line of Credit) that:

          (a) it (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

          (b) it has all necessary corporate power and authority to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action; and this Guaranty has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

          (c) neither the execution and delivery by it of this Guaranty nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, its articles or certificate of incorporation or by-laws or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which it is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of its revenues or assets pursuant to the terms of any such agreement or instrument.

          SECTION 2.02 Covenants. Each of the Subsidiary Guarantors covenants that, so long as the Lender has any commitment outstanding under the Line of Credit or any amount payable under the Line of Credit or any Note shall remain unpaid, that it will, and, if necessary, will enable the Principal to fully comply with those covenants and agreements incorporated by reference into the Line of Credit.

          SECTION 3. The Guaranty. Subject to Section 9 hereof, each of the Subsidiary Guarantors hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Principal pursuant to the Line of Credit, and the full and punctual payment of all other amounts payable by the Principal under the Line of Credit and the other Loan Documents (all of the foregoing, subject to the provisions of Section 9 hereof, being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Principal to pay punctually any such amount, each of the Subsidiary Guarantors agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Line of Credit, any Note or the relevant Loan Document, as the case may be.

          SECTION 4. Guaranty Unconditional. Subject to Section 9 hereof, the obligations of each of the Subsidiary Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Principal under the Line of Credit, any Note, or any other Loan Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Guaranteed Obligations;

          (ii) any modification or amendment of or supplement to the Line of Credit, any Note, or any other Loan Document;

          (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Principal under the Line of Credit, any Note, any Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations;

          (iv) any change in the corporate existence, structure or ownership of the Principal or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principal, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Principal, or any other guarantor of any of the Guaranteed Obligations;

          (v) the existence of any claim, setoff or other rights which the Subsidiary Guarantors may have at any time against the Principal, any other guarantor of any of the Guaranteed Obligations, the Lender or any other Person, whether in connection herewith or any unrelated transactions;

          (vi) any invalidity or unenforceability relating to or against the Principal, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Line of Credit, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Principal, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Principal under the Line of Credit, the Notes, or any other Loan Document; or

          (vii) any other act or omission to act or delay of any kind by the Principal, any other guarantor of the Guaranteed Obligations, the Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Subsidiary Guarantor's obligations hereunder.

          SECTION 5. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the commitment under the Line of Credit shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principal or any other party under the Line of Credit or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principal or otherwise, each of the Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

          SECTION 6. Waiver of Notice. Each of the Subsidiary Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Principal, any other guarantor of the Guaranteed Obligations, or any other Person.

          SECTION 7. Subrogation. Each of the Subsidiary Guarantors hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Principal arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Subsidiary Guarantors unless and until the Guaranteed Obligations are paid in full and any commitment to lend under the Line of Credit and other Loan Documents is terminated.

          SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Principal under the Line of Credit, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Principal, all such amounts otherwise subject to acceleration under the terms of the Line of Credit, any Note or any other Loan Document shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Lender.

          SECTION 9. Limitation on Obligations. (a) It is the intention of each of the Subsidiary Guarantors and the Lenders that each of the Subsidiary Guarantor's obligations hereunder shall be in, but not in excess of, as of any date, the greater of the following (such greater amount determined hereunder being the relevant Subsidiary Guarantor's "Maximum Liability"): (i) the aggregate amount of all monies received by the Subsidiary Guarantor from the Principal after the date hereof (whether by loan, capital infusion or other means), or (ii) the maximum amount (such amount being the Subsidiary Guarantor's "Alternative Limitation") not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (collectively, the "Bankruptcy Code"). As to the Alternative Limitation of the Subsidiary Guarantors, to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if the Subsidiary Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, any Subsidiary Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render the Subsidiary Guarantor insolvent, or leave the Subsidiary Guarantor with an unreasonably small capital to conduct its business, or cause the Subsidiary Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under the Bankruptcy Code. As used herein, the terms "insolvent" and "unreasonably small capital" shall likewise be determined in accordance with the Bankruptcy Code. This Section 9(a) with respect to the Alternative Limitation of the Subsidiary Guarantor is intended solely to preserve the rights of the Agent hereunder to the maximum extent not subject to avoidance under the Bankruptcy Code, and neither the Subsidiary Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Alternative Limitation, except to the extent necessary so that the obligations of the Subsidiary Guarantor hereunder shall not be rendered voidable under the Bankruptcy Code.

          (b) Each of the Subsidiary Guarantors agrees that the Guaranteed Obligations may at any time and from time to-time exceed the Maximum Liability of each Subsidiary Guarantor, and may exceed the aggregate Maximum Liability of all other Subsidiary Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Lender hereunder. Nothing in this Section 9(b) shall be construed to increase any Subsidiary Guarantor's obligations hereunder beyond its Maximum Liability.

          (c) In the event any Subsidiary Guarantor (a "Paying Subsidiary Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Subsidiary Guarantor (each a "Non-Paying Subsidiary Guarantor") shall contribute to such Paying Subsidiary Guarantor an amount equal to such Non-Paying Subsidiary Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Paying Subsidiary Guarantor. For the purposes hereof, each Non-Paying Subsidiary Guarantor's "Pro Rata Share" with respect to any such payment or loss by a Paying Subsidiary Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Subsidiary Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) to
(ii) the aggregate Maximum Liability of all Subsidiary Guarantors hereunder (including such Paying Subsidiary Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this Section 9 (c) shall affect any Subsidiary Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Subsidiary Guarantor's Maximum Liability). Each of the Subsidiary Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Subsidiary Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 9(c) are for the benefit of both the Agent and the Subsidiary Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

          SECTION 10. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient in care of the Principal at its address or telecopier number set forth in the Agreement or such other address or telecopy number as the Principal may hereafter specify for such purpose by notice to the Lender. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

          SECTION 11. No Waivers. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Line of Credit, the Notes, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 12. Successors and Assigns. This Guaranty is for the benefit of the Lender and its successors and permitted assigns and in the event of an assignment of any amounts payable under the Line of Credit, the Notes, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Subsidiary Guarantors and their respective successors and permitted assigns.

          SECTION 13. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Subsidiary Guarantors and the Lender.

          SECTION 14. GOVERNING LAW SUBMISSION TO JURISDICTION WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. EACH OF THE SUBSIDIARY GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE SUBSIDIARY GUARANTORS, AND THE LENDER ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 15. Taxes. etc. All payments required to be made by any of the Subsidiary Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, provided, however, that if any of the Subsidiary Guarantors is required by law to make such deduction or withholding, such Subsidiary Guarantor shall forthwith pay to the Lender, such additional amount as results in the net amount received by the Lender, equaling the full amount which would have been received by the Lender, had no such deduction or withholding been made.

          IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.


                                 CULLIGAN INTERNATIONAL COMPANY

                                 By:

                                 Title:   Vice President, Finance


                                 BRUNER CORPORATION

                                 By:

                                 Title:  Vice President, Finance


                                 CULLIGAN DES PLAINES VALLEY
                                 WATER CONDITIONING, INC.

                                 By:

                                 Title:  Vice President, Finance


                                 CULLIGAN DISTRIBUTION SERVICES, INC.

                                 By:

                                 Title:  Vice President, Finance

                                 CULLIGAN PENINSULA INDUSTRIAL
                                 WATER CONDITIONING CO.

                                 By:

                                 Title:  Vice President, Finance


                                 CULLIGAN WATER COMPANY OF
                                 SAN DIEGO, INC.

                                 By:

                                 Title:  Vice President, Finance


                                 CULLIGAN WATER CONDITIONING OF
                                 ORANGE COUNTY

                                 By:

                                 Title:  Vice President, Finance


                                 CULLIGAN WATER CONDITIONING OF
                                 SOUTH BEND, INC

                                 By:
                                 Title:  Vice President, Finance


                                 CWC FINANCE CORP.

                                 By:

                                 Title:  Vice President, Finance


                                 EVERPURE, INC.